Exhibit 99.1

TUCOWS REPORTS CONTINUED STRONG RESULTS FOR THE FOURTH QUARTER AND YEAR END FISCAL 2006

— Company Achieves Sixteenth Consecutive Quarter of Year-Over-Year Revenue Growth and Exceeds Annual Cash Flow From Operations Target —

TORONTO — February 8, 2007— Tucows Inc. (AMEX:TCX, TSX:TC), a leading provider of Internet services to web hosting companies, ISPs and other service providers worldwide, today reported its financial results for the fourth quarter and fiscal year ended December 31, 2006.

Highlights for the fourth quarter included:

•                  A 36% year-over-year increase in net revenue to a record $17.2 million;

•                  Net income of $0.2 million;

•                  Cash flow from operating activities of $3.9 million; and,

•                  A 19% year-over-year increase in deferred revenue to a record $45.1 million.

Highlights for the fiscal year included:

•                  A 34% year-over-year increase in net revenue to a record $65.0 million;

•                  Net income of $2.2 million;

•                  Cash flow from operating activities of $8.8 million; and,

•                  A 31% increase in adjusted Net Income to $6.3 million.

“2006 was another year of solid growth, cash generation and execution for Tucows,” said Elliot Noss, President and Chief Executive Officer, Tucows Inc. “More importantly, in 2006 Tucows established itself as an important participant in the hosted email market through the successful execution and integration of three acquisitions and the continued growth of its existing email business. For the Internet in general, the second half of 2006 was marked by a massive increase in problems associated with email including spam, phishing and general email delivery. At the same time, email is now the world’s most important communications tool.  All of this, along with the fundamental strength of the Company’s domain name service offering, combines for great opportunity in 2007.”

Summary Financial Results
 (Numbers in Thousands of US Dollars, Except Per Share Data)

	Three Months Ended December 31, 2006	Three Months Ended December 31, 2005	12 Months Ended December 31, 2006	12 Months Ended December 31, 2005
Net Revenue	17,199	12,658	65,029	48,517
EBITDA	1,385	1,478	6,034	4,271
Adjusted Net Income	1,213	1,295	6,267	4,783
Net Income	156	1,034	2,160	2,773
Net Income/Share	0.00	0.01	0.03	0.04
Cash Flow from Operations	3,898	1,141	8,818	4,064

Cash, short-term investments and restricted cash at the end of the fourth quarter of fiscal 2006 was $7.3 million compared to $3.8 million at the end of the third quarter of fiscal 2006 and $19.2 million at the end of the fourth quarter of fiscal 2005. The increase compared to the end of the third quarter of fiscal 2006 is primarily the result of the generation of cash flow from operations of $3.9 million during the fourth quarter of fiscal 2006.

Net revenue for the fourth quarter of fiscal 2006 increased 36% to $17.2 million from $12.7 million for the fourth quarter of fiscal 2005.  The increase was the result of growth across all of the Company’s revenue streams.

Adjusted Net Income for the fourth quarter of fiscal 2006 decreased by $0.1 million to $1.2 million from $1.3 million for the corresponding quarter of last year. Net income for the fourth quarter of fiscal 2006 was $0.2 million, or $0.00 per share, compared with $1.0 million, or $0.01 per share, for the fourth quarter of fiscal 2005.  Included in Net income and Adjusted Net Income for the fourth quarter of fiscal 2006 is a foreign exchange loss of $0.5 million ($21,000 in fiscal 2005). In the fourth quarter of 2005, other income included $0.3 million ($0 in fiscal 2006) related to the sale of patents.

Adjusted Net Income for the year ended December 31, 2006 increased by 31% to $6.3 million from $4.8 million for the year ended December 31, 2005.   Net income for the year ended December 31, 2006 was $2.2 million, or $0.03 per share, compared to $2.8 million, or $0.04 per share for the year ended December 31, 2005.  Included in Net income and Adjusted Net Income for fiscal 2006 are transitional costs of $1.3 million ($0 in fiscal 2005). In fiscal 2006, other income included $2.3 million ($0.03 in fiscal 2005) related to the sale of patents.

Deferred revenue at the end the fourth quarter of fiscal 2006 was $45.1 million, an increase of 19% from $37.9 million at the end of the fourth quarter of fiscal 2005 and an increase of 1% from $44.7 million at the end of the third quarter of fiscal 2006.

EBITDA and Adjusted Net Income

To assist financial statement users in their assessment of the Company’s historical performance and to project its future earnings and cash flows, the Company has included earnings before interest, taxes, depreciation and amortization (EBITDA). EBITDA is presented because it is an important supplemental measure of performance frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Other companies may calculate EBITDA differently. EBITDA is not a measurement of financial performance under generally accepted accounting principles (GAAP) and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to Net Income as indicators of operating performance or any other measures of performance derived in accordance with (GAAP). Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. See the Consolidated Statements of Cash Flows included in the attached financial statements. As a non-GAAP performance measure, EBITDA, has certain material limitations as follows:

•                  It does not include interest expense. Because the Company has borrowed money to finance some of its operations, interest is a necessary part of the Company’s costs and ability to generate revenue. Therefore, any measure that excludes interest has material limitations;

•                  It does not include depreciation and amortization expense. Because the Company must utilize capital assets in order to generate revenues, depreciation and amortization expense is a necessary and ongoing part of the Company’s costs. Therefore, any measure that excludes depreciation and amortization expense has material limitations; and,

•                  It does not include taxes. Because the payment of taxes is a necessary and ongoing part of the Company’s operations, any measure that excludes taxes has material limitations.

Management compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with its analysis of net earnings.

Adjusted Net Income represents EBITDA plus the additional adjustments described in the table below. Adjusted Net Income is presented because it better represents ongoing business performance than EBITDA. The adjustments reflect the material amount of cash collected by the Company for domain registrations and other Internet services paid for the full term at the time of activation, with the revenue deferred, net of prepaid fees. In addition, adjusted Net Income reflects earnings and expenses considered as non-representative of ongoing business for the reasons specified below. Adjusted Net Income is one of the primary measures the Company uses for planning and budgeting purposes, incentive compensation and to monitor and evaluate Tucows’ financial and operating results. Adjusted Net Income is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with generally accepted accounting principles. See the Consolidated Statements of Cash Flows included in the attached financial statements.

This release may contain forward-looking statements, relating to the Company’s operations or to the environment in which it operates, which are based on Tucows Inc.’s operations, estimates, forecasts and projections. These statements are not guarantees of future performance and are subject to important risks, uncertainties and assumptions concerning future conditions that may ultimately prove to be inaccurate or differ materially from actual future events or results. A number of important factors could cause actual outcomes and results to differ materially from those expressed in these forward-looking statements. Consequently, investors should not place undue reliance on these forward-looking statements, which are based on Tucows Inc.’s current expectations, estimates, projections, beliefs and assumptions. These forward-looking statements speak only as of the date of this presentation and are based upon the information available to Tucows Inc. at this time. Tucows Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Conference Call

Tucows will host a conference call today, February 8, 2007, at 5:00 p.m. (ET) to discuss the Company’s fourth quarter and year end fiscal 2006 results. To access the conference call via the Internet go to www.tucowsinc.com, and click on “Investor Relations.”

For those unable to join the conference call at the scheduled time, it will be archived for replay both by telephone and via the Internet beginning approximately one hour following completion of the call. To access the archived conference call by telephone, dial 1-877-289-8525 or 416-640-1917 and enter the pass code 21217600 followed by the pound key.  The telephone replay will be available until Thursday, February 15, 2007, at midnight. To access the archived conference call via the Internet, go to www.tucowsinc.com and click on “Investor Relations.”

About Tucows

Tucows Inc. (AMEX:TCX, TSX:TC) provides Internet services and download libraries through a global distribution network of 7,000 service providers.  This distribution network primarily consists of web hosting companies, ISPs (Internet Service Providers) and other Internet related service companies.  These companies use Tucows’ provisioned services to offer solutions to their customers: enterprises, small and medium businesses and consumers.  Tucows is an accredited registrar with ICANN (the Internet Corporation for Assigned Names and Numbers) and earns most of its revenue from domain name registration services plus hosted email, spam and virus protection, Blogware, website building tools, the Platypus Billing System and digital certificates.  For more information, please visit:  www.tucowsinc.com

Contact:
Leona Hobbs

Director, Communications

Tucows Inc.

416-538-5450
ir@tucows.com

TUCOWS is a registered trademark of Tucows Inc. or its subsidiaries. All other trademarks and service marks are the properties of their respective owners.

Tucows Inc.

Consolidated Balance Sheets

(Dollar amounts in U.S. dollars)

(unaudited)

	December 31,	December 31,
	2006	2005

Assets

Current assets:
Cash and cash equivalents	$6,256,392	$17,348,088
Short-term investments	—	1,771,569
Restricted cash	1,019,423	60,000
Interest receivable	—	39,574
Accounts receivable	2,969,997	1,439,329
Prepaid expenses and deposits	2,394,627	1,999,820
Prepaid domain name registry and other Internet services fees, current portion	22,168,558	18,175,988
Deferred tax asset, current portion	1,000,000	1,000,000
Total current assets	35,808,997	41,834,368

Prepaid domain name registry and other Internet services fees, long-term portion	9,511,341	7,701,939
Deferred acquisition costs	—	46,034
Property and equipment	5,647,532	1,542,671
Deferred tax asset, long-term portion	2,000,000	2,000,000
Intangible assets	18,554,436	1,006,080
Goodwill	12,094,817	1,951,067
Investment	353,737	353,737
Cash held in escrow	694,579	621,412
Total assets	$84,665,439	$57,057,308

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$2,867,814	$1,655,195
Accrued liabilities	2,567,012	1,417,035
Customer deposits	3,144,119	2,276,637
Deferred revenue, current portion	31,658,081	26,790,166
Accreditation fees payable, current portion	847,325	651,811
Total current liabilities	41,084,351	32,790,844

Deferred revenue, long-term portion	13,478,525	11,079,537
Accreditation fees payable, long-term portion	163,988	94,785
Promissory note payable	6,000,000	—
Deferred tax liability	5,396,000	—

Stockholders’ equity:
Preferred stock - no par value, 1,250,000 shares authorized; none issued and outstanding	—	—
Common stock - no par value, 250,000,000 shares authorized; 75,978,502 shares issued and outstanding at December 31, 2006 and 71,945,303 shares issued and outstanding at December 31, 2005	15,395,381	12,403,422
Additional paid-in capital	50,359,906	50,061,866
Deficit	(47,212,712)	(49,373,146)
Total stockholders’ equity	18,542,575	13,092,142
Total liabilities and stockholders’ equity	$84,665,439	$57,057,308

Tucows Inc.

Consolidated Statements of Operations

(Dollar amounts in U.S. dollars)

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2006	2005	2006	2005
Net revenues	$17,199,194	$12,658,399	$65,029,490	$48,517,039

Cost of revenues:
Cost of revenues (*)	11,076,018	8,160,474	41,534,963	30,645,004
Depreciation of property and equipment	865,937	167,082	2,755,736	751,613
Amortization of intangible assets	63,540	—	207,168	—
Total cost of revenues	12,005,495	8,327,556	44,497,867	31,396,617

Gross profit	5,193,699	4,330,843	20,531,623	17,120,422

Operating expenses:
Sales and marketing (*)	1,247,510	1,185,865	5,985,907	4,855,050
Technical operations and development (*)	1,816,264	1,479,959	8,152,138	5,627,426
General and administrative (*)	1,624,594	987,877	5,890,123	4,346,224
Depreciation of property and equipment	98,015	52,445	223,131	200,079
Amortization of intangible assets	233,301	59,040	669,476	236,160
Total operating expenses	5,019,684	3,765,186	20,920,775	15,264,939

Income (loss) from operations	174,015	565,657	(389,152)	1,855,483

Other income (expenses):
Interest income (expenses), net	(24,731)	165,565	110,525	462,424
Other income	—	302,734	2,347,026	302,734
Total other income	(24,731)	468,299	2,457,551	765,158

Income before provision for income taxes	149,284	1,033,956	2,068,399	2,620,641

Recovery of income taxes	(7,140)	—	(92,035)	(151,975)

Net income for the period	$156,424	$1,033,956	$2,160,434	$2,772,616

Basic earnings per share	$0.00	$0.01	$0.03	$0.04

Shares used in computing basic earnings per common share	75,856,208	71,898,247	74,032,830	69,077,329

Diluted earnings per share	$0.00	$0.01	$0.03	$0.04

Shares used in computing diluted earnings per common share	78,186,255	74,810,799	76,489,381	72,481,204

(*) Stock-based compensation has been included in expenses as follows:
Cost of revenues	$2,000	$—	$9,700	$—
Sales and marketing	$14,100	$—	$64,900	$—
Technical operations and development	$19,400	$—	$91,700	$—
General and administrative	$52,540	$—	$131,740	$—

Tucows Inc.
Reconciliation of EBITDA and Adjusted Net Income
(Dollar amounts in U.S. dollars)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2006	2005	2006	2005

Net income for the period	$156,424	$1,033,956	$2,160,434	$2,772,616
Depreciation of property and equipment	963,952	219,527	2,978,867	951,692
Amortization of intangible assets	296,841	59,040	876,644	236,160
Interest income (expense), net	(24,731)	165,565	110,525	462,424
Recovery of income taxes	(7,140)	—	(92,035)	(151,975)
EBITDA	1,385,346	1,478,088	6,034,435	4,270,917

Adjustments to EBITDA (1)

Change in prepaid fees for domain name registry and other Internet services fees	(572,164)	(430,973)	(5,801,972)	(3,804,225)
Change in deferred revenue	400,162	550,242	7,102,935	4,618,723
Transitional costs	—	—	1,278,842	—
Other income	—	(302,734)	(2,347,026)	(302,734)
Subtotal Adjustments to EBITDA	(172,002)	(183,465)	232,779	511,764

Adjusted Net Income	$1,213,344	$1,294,623	$6,267,214	$4,782,681

(1) Adjustments to EBITDA

We define Adjusted Net Income as net income adjusted for depreciation, amortization, interest, taxes and further adjusted for certain cash and non-cash charges. For the year ended December 31, 2006, we incurred $1,278,842 of transitional costs in connection with our acquisition of the Hosted Messaging assets of Critical Path. In addition, during the year ended December 31, 2006, we received $2,347,026 in connection with settlements related to patents we acquired in the merger with Infonautics in 2001. The net amount of cash we collected for domain registrations and other Internet services paid for the full term at the time of activation and deferred, amounted to $1,300,963 for the year ended December 31, 2006 compared to $814,498 for the year ended December 31, 2005.

Tucows Inc.
Consolidated Statements of Cash Flows
(Dollar amounts in U.S. dollars)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2006	2005	2006	2005
Cash provided by (used in):
Operating activities:
Net income for the period	$156,424	$1,033,956	$2,160,434	$2,772,616
Items not involving cash:
Depreciation of property and equipment	963,952	219,527	2,978,867	951,692
Amortization of intangible assets	296,841	59,040	876,644	236,160
Unrealized change in the fair value of forward exchange contracts	625,487	212,668	574,762	30,119
Stock-based compensation	88,040	—	298,040	—
Change in non-cash operating working capital:
Interest receivable	—	76,165	39,574	(39,574)
Accounts receivable	2,787,229	(76,442)	(1,475,715)	(328,247)
Prepaid expenses and deposits	(225,711)	(524,722)	141,897	126,763
Prepaid fees for domain name registry and other Internet services fees	(572,163)	(430,973)	(5,801,972)	(3,804,225)
Accounts payable	(111,467)	(60,214)	745,581	171,652
Accrued liabilities	(1,158,124)	(326,808)	44,828	(1,271,703)
Customer deposits	292,691	106,747	867,482	29,375
Deferred revenue	400,162	550,242	7,102,935	4,618,723
Accreditation fees payable	354,150	302,241	264,716	570,297

Cash provided by operating activities	3,897,511	1,141,427	8,818,073	4,063,648

Financing activities:
Proceeds received on exercise of stock options	107,648	49,254	206,608	300,870
Net proceeds received on issuance of common stock, net of issue costs	—	—	—	1,574,675
Repayment of promissory note payable	—	—	(2,122,930)	—

Cash provided by (used in) financing activities	107,648	49,254	(1,916,322)	1,875,545

Investing activities:
Additions to property and equipment	(528,525)	(349,445)	(4,607,774)	(1,477,126)
Increase (decrease) in investment in short-term investments	—	5,999,884	1,771,569	(1,771,569)
Decrease (increase) in restricted cash — being margin security against forward exchange contracts	(756,588)	240,000	(959,423)	400,398
Deferred acquisition costs	—	(46,034)	—	(46,034)
Acquisition of Mailbank.com Inc., net of cash acquired	—	—	(6,486,732)	—
Acquisition of Hosted Messaging Assets, net of cash acquired	(95,532)	—	(7,552,320)	—
Acquisition of Boardtown Corporation, net of cash acquired	(22,200)	—	(44,900)	—
(Increase) decrease in cash held in escrow	107,145	(2,330)	(113,867)	388,238

Cash used in investing activities	(1,295,700)	5,842,075	(17,993,447)	(2,506,093)

Increase (decrease) in cash and cash equivalents	2,709,459	7,032,756	(11,091,696)	3,433,100

Cash and cash equivalents, beginning of period	3,546,933	10,315,332	17,348,088	13,914,988

Cash and cash equivalents, end of period	$6,256,392	$17,348,088	$6,256,392	$17,348,088

Supplemental information:
Non-cash investing activity
Acquisition of property and equipment included in accounts payable	$384,270	$—	$384,270	$—